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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 filed by NEXTLINK Communications, Inc. (the "Company") of our report dated February 14, 2000 included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP


Seattle, Washington
April 26, 2000